Exhibit (d)(2)

As Filed Version

INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT, dated as of [-], 2025 by and between First Eagle Investment Management, LLC, a Delaware limited liability company (the “Adviser”) and Exchange Traded Concepts, LLC, an Oklahoma limited liability company (the “Sub-Adviser”).

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, the Adviser has entered into an investment advisory agreement (the “Investment Advisory Agreement”) with First Eagle ETF Trust (the “Trust”), a Delaware statutory trust that is an investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”);

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory services to each series of the Trust specified in Appendix A hereto, (each a “Fund” and collectively, the “Funds”), in the manner and on the terms hereinafter set forth;

WHEREAS, the Adviser has the authority under the Investment Advisory Agreement with the Trust to delegate certain of its responsibilities with respect to provisions of its investment advisory services to one or more sub-advisers for each Fund; and

WHEREAS, the Sub-Adviser is willing to furnish such services to the Adviser and each Fund;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the Adviser and the Sub-Adviser agree as follows:

1.                   APPOINTMENT OF THE SUB-ADVISER

The Adviser hereby appoints the Sub-Adviser to act as an investment adviser for each Fund, subject to the supervision and oversight of the Adviser and the Board of Trustees of the Trust, and in accordance with the terms and conditions of this Agreement. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser except as expressly authorized in this Agreement or another writing by the Adviser.

2.                   ACCEPTANCE OF APPOINTMENT

The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

The assets of each Fund will be maintained in the custody of a custodian (who shall be identified by the Adviser in writing). The Sub-Adviser will not have custody of any securities, cash or other assets of the Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reliance on instructions of the Sub-Adviser.

3.                   SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE ADVISER

A.                  As investment adviser to each Fund, the Sub-Adviser will receive on a daily basis from the Adviser a model with respect to each Fund. Using such models, the Subadviser shall, consistent with the instructions and directions of the Adviser pursuant to mutually agreed upon notification protocols, coordinate the investment and reinvestment of the assets of each Fund, subject always to the supervision and control of the Adviser and the Board of Trustees of the Trust.

As Filed Version

B.                  As part of the services it will provide hereunder, the Sub-Adviser will:

(i)                  implement a continuous investment program for each Fund;

(ii)                take whatever steps are necessary to implement the investment program for each Fund, including issuing directives as necessary for the appropriate implementation of the investment program of each Fund;

(iii)              the placement from time to time of orders for all purchases and sales made for each Fund;

(iv)               the determination of the amount of the cash component, the identity and number of shares of the securities to be accepted in exchange for Creation Units for each Fund and the securities that will be applicable that day to redemption requests received for each Fund (and may give directions to the Trust’s custodian with respect to such designations);

(v)                keep the Trustees of the Trust and the Adviser fully informed in writing on an ongoing basis as agreed by the Adviser and the Sub-Adviser of all material facts concerning the investment and reinvestment of the assets in each Fund that are within the purview of the Sub-Adviser’s services hereunder, and concerning the Sub-Adviser and its key investment personnel and operations; make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Adviser or the Board of Trustees of the Trust; and attend meetings with the Adviser and/or the Board of Trustees, as reasonably requested, to discuss the foregoing;

(vi)               in accordance with procedures and methods established by the Board of Trustees of the Trust, which may be amended from time to time, provide assistance in determining the fair value of all securities and other investments/assets in each Fund, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Sub-Adviser for each security or other investment/asset in each Fund for which market prices are not readily available, in each case at the reasonable request of the Adviser or the Board of Trustees; and

(vii)             cooperate with and provide reasonable assistance to the Adviser, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust and the Adviser, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and the Adviser, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

C.                  In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance with the following: (i) the Trust’s Declaration of Trust, as the same may be hereafter modified and/or amended from time to time (“Trust’s Document”); (ii) the By-Laws of the Trust, as the same may be hereafter modified and/or amended from time to time (“By-Laws”); (iii) the currently effective Prospectus(es) and Statement(s) of Additional Information of the Trust relating to the Fund(s) filed with the Securities and Exchange Commission (“SEC”) and delivered to the Sub-Adviser, as the same may be hereafter modified, amended and/or supplemented (“Prospectus and SAI”); (iv) the Investment Company Act and the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund(s); (v) the applicable sections of the Trust’s Compliance Manual and other policies and procedures adopted from time to time by the Board of Trustees of the Trust; and (vi) the written instructions of the Adviser which are agreed to in writing by the Sub-Adviser. Prior to the commencement of the Sub-Adviser’s services hereunder, the Adviser shall provide the Sub-Adviser with current copies of the Trust’s Document, By-Laws, Prospectus and SAI, Compliance Manual and other relevant policies and procedures that are adopted by the Board of Trustees. The Adviser undertakes to provide the Sub-Adviser with copies or other written notice of any amendments, modifications or

As Filed Version

supplements to any such above-mentioned document, and the Sub-Adviser shall only be subject to those amendments, modifications or supplements which are provided to it by the Adviser.

D.                  In furnishing services hereunder, the Sub-Adviser will not consult with any other sub-adviser to (i) each Fund, (ii) any other Fund of the Trust or (iii) any other investment company under common control with the Trust concerning transactions of each Fund in securities or other assets. (This shall not be deemed to prohibit the Sub-Adviser from consulting with any of its affiliated persons concerning transactions in securities or other assets. This shall also not be deemed to prohibit the Sub-Adviser from consulting with any of the other covered advisers concerning compliance with paragraphs a and b of Rule 12d3-1 under the Investment Company Act.)

E.                   The Sub-Adviser, at its expense, will furnish: (i) all necessary facilities (including office space, furnishings, and equipment) and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and (ii) administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement.

F.                   The Sub-Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute transactions for each Fund (i) in accordance with any written policies, practices or procedures that may be established by the Board of Trustees or the Adviser from time to time and which have been provided to the Sub-Adviser or (ii) as described in the Trust’s Prospectus and SAI. In placing any orders for the purchase or sale of investments for each Fund, in the name of the Fund or its nominees, the Sub-Adviser shall use its best efforts to obtain for the Fund “best execution,” considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and each Fund.

G.                  Subject to the appropriate policies and procedures approved by the Board of Trustees, the Sub-Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) cause each Fund to pay a broker or dealer that provides brokerage or research services to the Adviser, the Sub-Adviser and the Fund an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibilities to the Fund or its other advisory clients. To the extent authorized by Section 28(e) and the Trust’s Board of Trustees, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

H.                  On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund(s) as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner which the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to its other clients over time. The Adviser agrees that the Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Fund(s). The Adviser also acknowledges that the Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Fund, and that the Sub-Adviser will carry out its duties hereunder together with its duties under such relationships. Nothing in this Agreement shall be deemed to confer upon the Sub-Adviser any obligation to purchase or to

As Filed Version

sell or to recommend for purchase or sale for the Fund any investment that the Sub-Adviser, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any client, if in the sole and absolute discretion of the Sub-Adviser it is for any reason impractical or undesirable to take such action or make such recommendation for the Fund(s), so long as such decision is consistent with the Sub-Adviser’s fiduciary obligations to each Fund.

I.                    The Sub-Adviser will maintain all accounts, books and records with respect to each Fund as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to Section 13(f) of the Exchange Act, with respect to its duties as are set forth herein.

J.       The Sub-Adviser will, unless and until otherwise directed by the Adviser or the Board of Trustees, exercise the following rights of security holders with respect to securities held by each Fund: converting, tendering, exchanging or redeeming securities. The Sub-Adviser will cooperate in providing the Adviser with all information in the Sub-Adviser’s possession reasonably requested by the Adviser regarding the Adviser’s decision with respect to the following: participation in class action litigation regarding portfolio securities (including litigation with respect to securities previously held); exercising rights in the context of a bankruptcy or other reorganization; and any other similar litigation, actions or matters.

4.                   COMPENSATION OF SUB-ADVISER

The Adviser will pay the Sub-Adviser an advisory fee with respect to each Fund as specified in Appendix B to this Agreement. Payments shall be made by the Adviser to the Sub-Adviser not less than monthly in arrears, and calculated by applying either a minimum rate or a daily rate based on the annual percentage rates as specified in the appropriate Schedule, to the assets. The asset based fee shall be based on the average daily net assets for the month involved. Except as may otherwise be prohibited by law or regulation (including, without limitation, any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive all or any portion of its advisory fee.

5.                   LIABILITY AND INDEMNIFICATION

A.                  Except as may otherwise be provided by the Investment Company Act or any other federal securities law, neither the Sub-Adviser nor any of its officers, members or employees (its “Affiliates”) shall be liable for any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and other expenses) incurred or suffered by the Adviser or the Trust as a result of any error of judgment or mistake of law by the Sub-Adviser or its Affiliates with respect to each Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser or its Affiliates for, and the Sub-Adviser shall indemnify and hold harmless the Trust, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (“1933 Act”)) (collectively, “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, or common law or otherwise arising out of or based on any willful misconduct, bad faith, or gross negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder.

B.                  Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Adviser and the Trust shall not be liable for any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and other expenses) incurred or suffered by the Sub-Adviser as a result of any error of judgment or mistake of law by the Adviser with respect to each Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Sub-Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Sub-Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or expenses (including reasonable

As Filed Version

counsel fees and other expenses) to which any of the Sub-Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fact known to the Adviser that was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made solely in reliance upon information furnished to the Adviser or the Trust.

6.                   REPRESENTATIONS OF THE ADVISER

The Adviser represents, warrants and agrees that:

A.                  The Adviser has been duly authorized by the Board of Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to each Fund as contemplated hereby.

B.                  The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Sub-Adviser with a copy of such code of ethics.

C.                  The Adviser is currently in material compliance and shall at all times continue to materially comply with the requirements imposed upon the Adviser by applicable law and regulations.

D.                  The Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as investment manager of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Adviser will also promptly notify the Sub-Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund(s).

E.                   The execution, delivery and performance of this Agreement do not, and will not, conflict with, or result in any violation or default under, any agreement to which Adviser or any of its affiliates are a party.

7.                   REPRESENTATIONS OF THE SUB-ADVISER

The Sub-Adviser represents, warrants and agrees as follows:

A.                  The Sub-Adviser is currently in material compliance and shall at all times continue to materially comply with the requirements imposed upon the Sub-Adviser by applicable law and regulations.

B.                  The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to

As Filed Version

perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Sub-Adviser will also promptly notify each Fund and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund(s).

C.                  The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act and will provide the Adviser and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the president, Chief Compliance Officer or a vice-president of the Sub-Adviser shall certify to the Adviser that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Adviser, the Sub-Adviser shall permit the Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and Rule 204A-1(b) and all other records relevant to the Sub-Adviser’s code of ethics.

D.                  The Sub-Adviser has adopted written policies and procedures addressing the Sub-Adviser’s compliance with all applicable laws, rules and regulations, including all applicable laws, regulations and fiduciary duties relating to insider trading or insider dealing while in possession of material non-public or inside information;

E.                   The Sub-Adviser has adopted written policies and procedures addressing the Sub-Adviser’s business continuity plans and cybersecurity protections.

F.                   The Sub-Adviser has provided the Trust and the Adviser with a copy of its Form ADV Part 1, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and ADV Part 2, if applicable, and promptly will furnish a copy of all amendments to the Trust and the Adviser at least annually. Such amendments shall reflect all changes in the Sub-Adviser’s organizational structure, professional staff or other significant developments affecting the Sub-Adviser, as required by the Advisers Act.

G.                  The Sub-Adviser will promptly notify the Trust and the Adviser of any assignment of this Agreement or change of control of the Sub-Adviser, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund(s) or senior management of the Sub-Adviser, in each case prior to such change. The Sub-Adviser agrees to bear all reasonable expenses of the Trust and the Adviser, if any, arising out of an assignment or change in control.

H.                  The Sub-Adviser will immediately notify the Adviser of any financial condition that is likely to impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement.

I.                    The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage as determined by industry standards.

J.       The execution, delivery and performance of this Agreement do not, and will not, conflict with, or result in any violation or default under, any agreement to which Sub-Adviser or any of its affiliates are a party.

8.                   NON-EXCLUSIVITY

The services of the Sub-Adviser to the Adviser, the Fund(s) and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others

As Filed Version

and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

9.                   REGULATION

The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

10.                RECORDS

The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Adviser shall furnish, or shall cause to be furnished, to the Sub-Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its business. In the event of the termination of this Agreement, such other records shall promptly be returned to the Trust by the Sub-Adviser free from any claim or retention of rights therein, provided that the Sub-Adviser may retain any such records that are required by law or regulation.

11.                DURATION OF AGREEMENT

This Agreement shall become effective with respect to each Fund as of the date first above written and, unless sooner terminated as provided herein, shall continue with respect to each Fund until [-]. Thereafter, if not terminated, this Agreement shall continue with respect to each Fund for successive annual periods ending on [-], provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval or otherwise if pursuant to applicable relief from such in-person requirements under the Investment Company Act, and (b) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund.

12.                TERMINATION OF AGREEMENT

This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ prior written notice to the Adviser and the Sub-Adviser, or by the Adviser or Sub-Adviser on sixty (60) days’ prior written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) in the event the Investment Advisory Agreement between the Adviser and the Trust is assigned (as defined in the Investment Company Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

13.                AMENDMENTS TO THE AGREEMENT

Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Fund (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption

As Filed Version

from such approval requirement) and by the vote of a majority of the Independent Trustees cast in compliance with the 1940 Act procedural requirements.

14.                USE OF THE SUB-ADVISER’S NAME

The parties agree that the name of the Sub-Adviser, the names of any affiliates of the Sub-Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Sub-Adviser and its affiliates. The Adviser and the Trust shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect. Such prior written approval shall not be required in connection with routine regulatory documents.

Upon termination of this Agreement, the Adviser and the Trust shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The Adviser and the Trust agree that they will review with the Sub-Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Sub-Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Sub-Adviser may review the context in which it is referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Investment Company Act or other applicable laws and regulations. If the Adviser or the Trust makes any unauthorized use of the Sub-Adviser’s names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Sub-Adviser shall suffer irreparable harm for which monetary damages may be inadequate and thus, the Sub-Adviser shall be entitled to injunctive relief, as well as any other remedy available under law.

15.                ASSIGNMENT

Any assignment (as that term is defined in the Investment Company Act) of the Agreement made by the Sub-Adviser shall result in the automatic termination of this Agreement, as provided in Section 13 hereof. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Sub-Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder and any applicable interpretation by the SEC or its staff. . The Sub-Adviser agrees that it will notify the Trust and the Adviser of any changes in its key employees within a reasonable time thereafter.

16.                ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties with respect to each Fund.

17.                HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

18.                NOTICES

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or such other address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

For:          First Eagle Investment Management, LLC

1365 Avenue of the Americas

New York, NY 10105

As Filed Version

                              Attention: Sheelyn Michael sheelyn.michael@firsteagle.com and Daniel Jeng

                    daniel.jeng@firsteagle.com

For:         Exchange Traded Concepts, LLC

10900 Hefner Pointe Dr. Ste. 207

Oklahoma City, OK 73012

Attention: Richard Malinowski, Co-CEO & General Counsel

Email: Legal@exchangetradedconcepts.com

19.                SEVERABILITY

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

20.                GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without reference to conflict of law or choice of law doctrines, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

21.                INTERPRETATION

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation, interpretation, guidance or order of the SEC or its staff, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

24.       THIRD PARTY BENEFICIARY

The Adviser and Sub-Adviser expressly agree that the Trust shall be deemed an intended third party beneficiary of this Agreement.

25.       CONFIDENTIALITY

Except as otherwise agreed in writing, as required by law, or as necessary for Sub-Adviser to carry out the intended purposes of this Agreement (including disclosures to employees, officers, directors, third-party service providers, consultants and other agents), the Sub-Adviser will keep confidential all nonpublic information concerning the Adviser’s and the Trust’s financial affairs or investments. Nonpublic information shall not include information which was (a) known to the Sub-Adviser prior to this Agreement, (b) acquired from a third party whom the Sub-Adviser reasonably believes is not under an obligation of confidentiality to the Adviser or the Trust, (c) placed in the public domain without fault of the Sub-Adviser, or (d) independently developed by the Sub-Adviser without reference or reliance upon the nonpublic information. Adviser hereby agrees that Sub-Adviser may use Adviser’s name in Sub-Adviser’s marketing materials and other communications regarding Sub-Adviser’s clients.

As Filed Version

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

FIRST EAGLE INVESTMENT MANAGEMENT, LLC	EXCHANGE TRADED CONCEPTS, LLC

By:	By:
Name: Sheelyn M. Michael	Name: Richard Malinowski
Title: Deputy General Counsel	Title: Co-Chief Executive Officer & General Counsel

As Filed Version

APPENDIX A

TO

INVESTMENT SUB-ADVISORY AGREEMENT

Name of Fund
First Eagle US Equity ETF
First Eagle Mid Cap Equity ETF

As Filed Version

APPENDIX B

TO

INVESTMENT SUB-ADVISORY AGREEMENT

Name of Fund	Annual Sub-Advisory Fee
First Eagle US Equity ETF	[ ]
First Eagle Mid Cap Equity ETF